Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

VENHUB GLOBAL, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(1)	457(a)	15,547,669	$22.00	$342,048,718.00	0.0001381	$47,236.93

Total Offering Amounts:							$342,048,718.00		47,236.93
Total Fees Previously Paid:									0.00
Total Fee Offsets:									49,414.00
Net Fee Due:									$2,177.07

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of VenHub Global, Inc. that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

The Company paid the amount offset under CIK 0001972234 related to an abandoned Form S-4 Fling with Target Global Acquisition I Corp.